Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

INPIXON

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(c)	49,131,148	(2)	$0.052	(3)	$2,554,819.70		0.00014760	$377.09
	Equity	Warrants to purchase common stock	Rule 457(g)	49,131,148		$—	(4)	$—	(4)	0.00014760	$—	(4)
Total Offering Amounts								$2,554,819.70			$377.09
Total Fees Previously Paid											—
Total Fee Offsets											509.80	(5)
Net Fee Due											0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Inpixon	S-1	333-276175	December 20, 2023		$509.80	Equity	Common stock, par value $0.001 per share, underlying Warrants		(5)	$3,453,919.68
Fee Offset Source	Inpixon	S-1	333-276175		December 20, 2023							$509.80	(5)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Represents shares of the registrant’s common stock offered for resale by the Selling Stockholders named in the Registration Statement, issuable upon the exercise of warrants (the “Warrants”) issued to the Selling Stockholders in a private placement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the registrant’s common stock reported on the Nasdaq Capital Market on January 30, 2024 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the Warrants and the entire fee is allocated to the underlying common stock.

(5)	On December 20, 2023, the registrant filed a Registration Statement on Form S-1 (File No. 333-276175) (the “Prior Registration Statement”) with the U.S. Securities and Exchange Commission and paid a registration fee of $590.80. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the Prior Registration Statement. Accordingly, an amount of $0 will be paid under this Registration Statement after an offset amount of $509.80 is applied to this Registration Statement’s registration fee.